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                                                                   Exhibit 10(u)

                                                  As Amended on December 2, 1999

                                   ADVO, INC.
               1990 NON-EMPLOYEE DIRECTORS' RESTRICTED STOCK PLAN

                                   ARTICLE I
                       PLAN ADMINISTRATION AND ELIGIBILITY

1.1 PURPOSE.

      The purpose of the ADVO, Inc. 1990 Non-employee Directors' Restricted Stock Plan (the "Plan") is to assist ADVO, Inc. (the "Corporation") in attracting and retaining capable non-employee directors of the Corporation ("Directors") and to provide them with an incentive to contribute to the long-term growth of the Corporation through ownership in the Corporation.

1.2 DEFINITIONS.

      "Current Eligible Director" shall mean any person who is a Director on the Effective Date who meets the requirements for eligibility under the terms of the Plan, and who has been a Director for at least one year prior to the Effective Date.

      "Date of Award" shall mean the Election Date with respect to awards made to a New Eligible Director and the Effective Date with respect to awards made to a Current Eligible Director.

      "Effective Date" shall mean the date of approval of the ADVO, Inc. 1990 Non-employee Directors' Restricted Stock Plan by the stockholders of the Corporation.

      "Election Date" shall mean the date an Eligible Director is first elected or appointed to the Board of Directors.

      "Eligible Director" shall mean a Director who is eligible to participate in the Plan and who has not elected not to participate in the Plan.

      "New Eligible Director" shall mean any person who first becomes a Director less than one year prior to, on, or after the Effective Date and who meets the requirements for eligibility under the terms of the Plan.

      "Restricted Stock" shall mean the shares of Stock awarded to Eligible Directors pursuant to the Plan subject to the restrictions contained in Section
2.2 hereof.

      "Restricted Stock Award" shall mean an award of shares of Stock by the Corporation pursuant to the terms of the Plan.

      "Stock" shall mean the common stock of the Corporation, par value $.01 per share.
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      "Year of Service" shall mean a period of twelve months of service as a
Director measured from the Effective Date with respect to a Current Eligible Director and the Election Date with respect to a New Eligible Director, and each anniversary thereof.

1.3 ADMINISTRATION.

      The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"); provided, however, that the Plan shall be administered such that any Director participating in the Plan shall continue to be deemed to be a "disinterested person" under Rule 16b-3 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), as such Rule is in effect on the Effective Date and as it may be subsequently amended, for purposes of his service on any committee charged with administering the other stock plans of the Corporation. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Restricted Stock Award granted under the Plan.

1.4 ELIGIBILITY.

      Each Director who is not, and has not been for the twelve months preceding the Date of Award of a Restricted Stock Award, an employee of the Corporation or any of its subsidiaries shall be eligible to participate in the Plan. A Director may elect not to participate in the Plan by so notifying the Corporation on or before the Date of Award applicable to such Director.

1.5 STOCK SUBJECT TO THE PLAN.

      (a) The maximum number of shares which may be granted under the Plan shall be 100,000 shares of Stock.

      (b) If any Restricted Stock is forfeited by an Eligible Director in accordance with the provisions of Section 2.2(f) hereof, such shares of Restricted Stock shall be restored to the total number of shares of Stock available for grant pursuant to the Plan.

      (c) Upon the grant of a Restricted Stock Award, the Corporation may distribute authorized but unissued shares of Stock, treasury shares of Stock or shares of Stock previously repurchased on behalf of the Corporation through a broker or other independent agent designated by the Committee. Such repurchases shall be subject to such rules and procedures as the Committee may establish hereunder and shall be consistent with such conditions as may be prescribed from time to time by law or by the SEC in any rule or regulation or in any exemptive order or no-action letter issued by the SEC to the Corporation or the broker with respect to the making of such purchase or otherwise.

                                   ARTICLE II
                                RESTRICTED STOCK

2.1 RESTRICTED STOCK AWARDS.

      Each Current Eligible Director shall be granted shares of restricted stock under the terms and conditions as established at the Committee's discretion for not more than 10,000 shares per grant. Each Restricted Stock Award shall be subject to adjustment as provided in Section 3.2.


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2.2 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

      (a) Written Agreement. Each Restricted Stock Award shall be evidenced by a written agreement delivered to the Eligible Director in such form, as the Committee shall prescribe. Such agreement shall include the restrictions described under Section 2.2 and such other restrictions and conditions on the shares of Stock as the Committee deems appropriate in order to comply with applicable law.

      (b) Vesting. As determined by the Committee, except as provided in this
Section 2.2(b), each Restricted Stock Award awarded shall vest in not less than one year of service or more than five years of service, except as provided in section 2.2(d) below, and may vest in increments over the specified period, at the end of the specified period, or in any combination thereof.

      (c) Shares Held in Escrow. The Restricted Stock subject to a Restricted Stock Award shall be registered in the name of the Eligible Director and held in escrow by the Committee until the earlier of the vesting of such shares of Restricted Stock pursuant to Section 2.2(b) hereof or the lapse of the restrictions on such Shares pursuant to Section 2.2(d) hereof.

      (d) Restrictions. Restricted Stock awarded to an Eligible Director that is not vested pursuant to Section 2.2(b) hereof may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to vesting pursuant to Section 2.2(b) hereof, or, if earlier, the occurrence of any one of the following events:

            (1) Retirement of the Eligible Director from the Board of Directors of the Corporation at or after attainment of age 65.

            (2) "Change in Control" of the Corporation. Except in the case of an Exempt, Reorganization, as defined below, a "Change in Control" shall be deemed to have occurred upon:

                  (a) a reorganization, merger or consolidation of the
            Corporation in which the Corporation is not the surviving or resulting corporation or pursuant to which the Stock would be converted into cash, securities or other property (other than a merger or other business combination involving the Corporation in which the holders of the Stock immediately prior to the merger have the same proportionate ownership of the common stock of the surviving corporation immediately after the merger),

                  (b) the approval by the stockholders of the Corporation of any plan or proposal for the dissolution or liquidation of the Corporation, or

                  (c) a sale, lease, exchange or other transfer (in one
            transaction or a series of related. transactions) of all, or substantially all of the Corporation's consolidated assets.

                  For purposes of the preceding sentence, "Exempt
            Reorganization" means a Reorganization in which either (i) the election or appointment of the individuals who immediately after the effective time of the Reorganization constitute the


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            directors of the Continuing Corporation was approved by a vote of at least two-thirds of the individuals constituting the directors of the Corporation immediately prior to such effective time (each such individual in office immediately prior to the effective time, a "Prior Director") or (ii) a majority of the directors of the Continuing Corporation immediately after such effective time were Prior Directors.

                  (i) "Reorganization" means:

                        (1) a reorganization, merger or consolidation of the
                  Corporation in which the Corporation is not the surviving or resulting corporation or pursuant to which the Stock would be converted into securities or other property, or (2) a reorganization of the Corporation into a holding company structure, including such a reorganization involving a business combination with another corporation or entity, or
                  (3) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Corporation's consolidated assets or a dissolution or liquidation of the Corporation, in each case pursuant to which the holders of the Stock receive securities of another entity.

                  (ii) "Continuing Corporation" means the entity surviving a
            Reorganization.

                  (iii) "Prior Directors" shall be deemed to include any
            individual proposed by Warburg, Pincus Capital Partners, L.P. ("Warburg") as a substitute for a Prior Director and elected a director of the Continuing Corporation. In addition, subject to the foregoing, all or any part of any Restricted Stock awarded to an Eligible Director that is not vested pursuant to Section 2.2(b), shall be immediately vested in full, if (A) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than Warburg and its affiliates, shall become the beneficial owner (within the meaning of Rule 13d-3 under such Act) of 30% or more of the Corporation's Stock or (B) at any time Present Directors shall cease for any reason to constitute a majority of the entire Board of Directors of the Corporation. A "Present Director" shall mean (i) any individual who was a director at September 27,1990 (a "1990 Director"), (ii) any individual proposed by Warburg and elected as a director in place of a 1990 Director, or (iii) any director elected by, or nominated for election by the Corporation's stockholders by, the vote of at least two-thirds of the directors who at the time of such vote were Present Directors under (i) or (ii) hereof.

      (3) Death of the Eligible Director.

      (4) Total and permanent disability of the Eligible Director.


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      (e) Dividends and Voting Rights. An Eligible Director shall, subject to
Sections 2.2(b) and (d) hereof, possess all incidents of ownership of the shares of Restricted Stock including the right to receive dividends with respect to such shares and the right to vote such shares.

      (f) Delivery of Stock. The Corporation shall deliver to the Eligible Director, or the beneficiary of such Eligible Director, if applicable, all of the shares of Stock that were awarded to the Eligible Director as Restricted Stock, within thirty (30) days following either the vesting of such shares pursuant to Section 2.2(b) hereof or the lapse of restrictions on such shares pursuant to Section 2.2(d) hereof, whichever is applicable; provided, however, that the Corporation shall require, as a condition of such delivery, that the Eligible Director pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such Stock. If the Eligible Director ceases to serve on the Board of Directors prior to the date upon which such Restricted Stock vests or such restrictions lapse, such Eligible Director's unvested Restricted Stock will be forfeited by the Eligible Director as of the date he ceases to serve on the Board of Directors and such Restricted Stock shall be transferred to and reacquired by the Corporation at no cost to the Corporation.

                                  ARTICLE III
                               GENERAL PROVISIONS

3.1 AUTHORITY

      Appropriate officers of the Corporation designated by the Committee are authorized to execute Restricted Stock agreements and amendments thereto, in the name of the Corporation, as directed from time to time by the Committee.

3.2 ADJUSTMENTS IN THE EVENT OF A CHANGE IN THE STOCK

      The number of shares of Stock reserved for and subject to Restricted Stock awards shall be adjusted proportionately to reflect any change in the number of issued and outstanding shares of Stock through declaration of stock dividends, recapitalization resulting in stock splits, change in par value, combination or exchange of shares, or the like, occurring or effective while such shares of Stock are being held in such reserve or are subject to Restricted Stock Awards; provided, however, that any fractional shares of Stock resulting from such adjustment shall be eliminated.

3.3 RIGHTS OF DIRECTORS.

      The Plan shall not be deemed to create any obligation on the part of the Board of Directors to nominate any Director for reelection by the Corporation's stockholders or to retain any Director at any particular rate of compensation. The Corporation shall not be obligated to issue shares of Stock pursuant to an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. No Eligible Director shall have any rights as a stockholder with respect to any shares of Restricted Stock awarded to him except as provided in Section 2.2(e) hereof.


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3.4 BENEFICIARY.

      An Eligible Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. In the event of the death of an Eligible Director, his beneficiary shall have the right to receive the shares of Restricted Stock awarded pursuant to the Plan. If no designated beneficiary survives the Eligible Director, the executor or administrator of the Eligible Director's estate shall be deemed to be the Eligible Director's beneficiary.

3.5 LAWS AND REGULATIONS.

      The Committee shall have the right to condition any issuance of shares of Stock to any Eligible Director hereunder on such Eligible Director's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The Committee may postpone the delivery of Stock following vesting or the lapse of restrictions with respect to awards of Restricted Stock, whichever is applicable, for such time as the Committee, in its discretion, may deem necessary in order to permit the Corporation with reasonable diligence (a) to affect or maintain registration of the Plan, or the shares of Stock issuable upon the lapse of certain restrictions respecting awards of Restricted Stock, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or (b) to determine that such shares and the Plan are exempt from such registration; the Corporation shall not be obligated by virtue of any Restricted Stock agreement or any provision of the Plan to recognize either the vesting or the lapse of certain restrictions respecting awards of Restricted Stock or issue shares of Stock in violation of said Act or of the law of the government having jurisdiction thereof.

3.6 AMENDMENT, SUSPENSION AND DISCONTINUANCE OF THE PLAN.

      The Board of Directors may from time to time amend, suspend or discontinue the Plan, provided that the Board of Directors may not take any action, which would cause the Plan not to comply with Rule 16b-3 or any successor rule or other regulatory requirement.

      No amendment, suspension or discontinuance of the Plan shall, without an Eligible Director's consent, impair such Eligible Director's rights under a Restricted Stock Award previously granted to him.

3.7 GOVERNING LAW.

      This Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware.

3.8 EFFECTIVE DATE AND DURATION OF THE PLAN.

      This Plan shall be effective on the date of its approval by the stockholders of the Corporation, and shall terminate on the earlier to occur of the adoption of a resolution terminating the Plan or upon the award and vesting pursuant to Restricted Stock Awards of all shares of Stock provided to be awarded under Section 1.5 (a), adjusted pursuant to Section 3.2. provided that Restricted Stock Awards made prior to the termination of the Plan may vest, or the restrictions thereon may lapse, following such termination in accordance with their terms.


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